                                                       Exhibit 25


                               POWER OF ATTORNEY

     The undersigned directors of South Carolina Electric & Gas Company (the "Company"), hereby appoint W. B. Timmerman, J. L. Skolds and K. B. Marsh, and each of them severally, as the attorney-in-fact of the undersigned, to sign in the name(s) and behalf of the undersigned, in any and all capacities stated therein, and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Forms S-3, and any and all amendments thereto with respect to the issuance and sale of up to 1,000,000 shares of such Company's Cumulative Preferred Stock.

Dated:   February 18, 1997
         Columbia, South Carolina




s/B. L. Amick                                s/Benjamin A. Hagood
B. L. Amick                                  Benjamin A. Hagood
Director                                     Director




s/W. B. Bookhart, Jr.                        s/W. Hayne Hipp
W. B. Bookhart, Jr.                          W. Hayne Hipp
Director                                     Director



s/ W. T. Cassels, Jr.                        s/F. C. McMaster
W. T. Cassels, Jr.                           F. C. McMaster
Director                                     Director



s/Hugh M. Chapman                            s/Henry Ponder
Hugh M. Chapman                              Henry Ponder
Director                                     Director




s/J. B. Edwards                              s/J. B. Rhodes
J. B. Edwards                                J. B. Rhodes
Director                                     Director




s/E. T. Freeman
E. T. Freeman
Director




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